SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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HEI, Inc

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HEI, INC.

P.O. Box 500
1495 Steiger Lake Lane
Victoria, Minnesota 55386

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 20, 2002

Dear HEI Shareholder:

      The Annual Meeting of Shareholders of HEI, Inc., a Minnesota corporation, will be held on Wednesday, February 20, 2002, at 3:00 p.m., Central Standard Time, at The Planets, 50th Floor, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota for the following purposes:

(1)	Amendment and Restatement of the Articles of Incorporation and Bylaws to classify the Board and modify the removal requirements for directors and elect the 5 nominees to Board of Directors to serve a term of one year;

(2)	To approve an amendment to increase the number of shares authorized for issuance under the Company’s 1998 Stock Option Plan from 1,000,000 to 1,300,000; and

(3)	To transact such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on January 7, 2002 will be entitled to notice of and to vote at the meeting. A copy of the HEI Annual Report for fiscal 2001 is included in this mailing, first made available on approximately January 14, 2002.

By Order of the Board of Directors

Steve E. Tondera, Jr.
Corporate Secretary

December 25, 2001

      Shareholders unable to attend this meeting are urged to sign the enclosed Proxy and return it in the envelope provided.

HEI, INC

P.O. Box 5000
1495 Steiger Lake Lane
Victoria, Minnesota 55386

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 20, 2002

SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished to the shareholders of HEI, Inc. (the “Company” or “HEI”) in connection with the solicitation of proxies to be used in voting at the Annual Meeting, and any adjournments thereof, of the Shareholders which will be held on Wednesday, February 20, 2002, at 3:00 p.m., Central Standard Time, at The Planets, 50th Floor, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. The enclosed Proxy is solicited by the Board of the Company (“Board”). The Annual Report of HEI, including financial statements, for the year ended August 31, 2001, is being mailed to each shareholder with this Proxy Statement. Copies of this Proxy Statement and the Proxy will first be mailed to shareholders on or about January 14, 2002. The shareholder giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of the Proxy will be honored if received at the offices of the Company, addressed to Patrick Cockrell, Secretary, on or before February 19, 2002. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

      Proxies not revoked will be voted in accordance with the choice specified by the shareholders on the Proxy. Proxies which are signed but lack any such specification will, subject to the following, be voted FOR the amendment of the Articles of Incorporation and Bylaws to classify the Board and modify the removal requirements for Directors, FOR the slate of directors proposed by the Board and listed herein and FOR the increase in the number of shares authorized for issuance under the Company’s 1998 Stock Option Plan. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a “non-vote” Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. HEI will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and Proxy card. Solicitations will be made primarily by mail. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

SHARES AND PRINCIPAL SHAREHOLDERS

      Only shareholders of record at the close of business on the record date, January 7, 2002 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. As of that date, there were XXXXXXXX outstanding shares of Common Stock of HEI; the only class of securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted. The following table shows as of the last practible date, information regarding the share ownership of each person or group known to HEI to own beneficially more than five percent of the outstanding Common Stock of HEI, each director or nominee to become a director of the Company, each Named Executive Officer (as defined below), and all directors and executive officers as a group.

      Except as otherwise indicated, we believe that the persons listed in the following table have sole voting and investment powers with respect to the shares owned.

SHARES BENEFICIALLY OWNED

Name	Number of Shares	Percentage

Anthony J. Fant, Chairman and Chief Executive Officer(1)	1,089,273	18.9%

Steve E. Tondera, Jr., Vice President of Finance, Chief Financial Officer, Treasurer and Director(2)	91,150	1.5%

Donald R. Reynolds, President and Chief Operating Officer(3)	33,250	*

Stephen K. Petersen, Vice President Operations(4)	20,833	*

W. Thomas Goodnow(8)	1,300	*

Edwin W. Finch, III, Director(5)	68,250	1.1%

David W. Ortlieb, Director(6)	65,000	1.0%

Mack V. Traynor, III, Director(7)	67,000	1.1%

The Paisley Fund, L.P.(9) RS Paisley Pacific Master Fund Unit Trust Barnett & Co. FAO RS Smaller Company Growth Barnett & Co. FAO RS Diversified Growth London Pacific Trust Diversified Growth Nvest Star Small Cap Growth	810,000	13.6%

All directors and executive officers as a group(7 persons)	1,434,756	23.9%

*	Denotes share ownership of less than 1%

(1)	Includes 10,000 shares owned directly by Fant Industries, LLC of which Mr. Fant is the sole shareholder and 79,375 shares issuable upon exercise of currently exercisable options.

(2)	Includes 1,100 shares owned directly by Mr. Tondera’s spouse and 66,250 shares granted issuable upon exercise of options that are exercisable within 60 days.

(3)	Includes 11,250 shares issuable upon exercise of options that are exercisable within 60 days.

(4)	Includes 12,625 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 10,000 shares issuable upon exercise of options that are exercisable within 60 days.

(6)	Includes 65,000 issuable upon exercise of options that are exercisable within 60 days.

(7)	Includes 10,000 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	As of September 4, 2001, Mr. Goodnow is no longer with the Company.

(9)	Includes the following shares that the Paisely Fund, L.P., RS Paisley Pacific Master Fund Unit Trust, Barnett & Co. FAO RS Smaller Company Growth , Barnett & Co. FAO RS Diversified Growth, London Pacific Trust Diversified Growth and Nvest Star Small Cap Growth , as part of a group formed for the purpose of acquiring, holding or disposing of securities, are the beneficial owners of: 500,000 shares of common stock held by Barnett & Co. FAO RS Diversified Growth; 100,000 shares of common stock held by Barnett & Co. FAO RS Smaller Company Growth; 140,000 shares of common stock held by RS Paisley Pacific Master Fund Unit Trust; 35,000 shares of common stock held by Nvest Star Small

Cap Growth; 30,000 shares of common stock held by The Paisley Fund Common; and 8,900 shares of common stock held by London Pacific Trust Diversified Growth.

PROPOSAL NO. 1:

AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

AND BYLAWS TO CLASSIFY THE BOARD AND MODIFY THE REMOVAL
REQUIREMENTS FOR DIRECTORS

      The Company’s current Articles of Incorporation do not contain provisions relating to the election, term or removal of directors. Proposal 1 recommends to the shareholders that the Company’s current Articles of Incorporation, as amended to date, and Bylaws, as amended to date, be amended and restated in their entireties to incorporate the proposed amendments to the Articles of Incorporation and Bylaws that would (i) authorize the Board to determine the number of directors, with a minimum of three and a maximum of six, to serve on the Board from time to time, (ii) divide the Board into classes to allow for staggered terms of office, with one class of directors elected each year and each director so elected serving for a term of three years, (iii) require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote to (1) remove a director, with or without cause, or (2) amend, modify or repeal the provisions of the Articles of Incorporation and Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or containing procedures for removing directors or filling vacancies in the Board, (iv) allow the Board to take actions required or permitted by the written consent of all directors or the number of directors necessary that would be required to take the same action at a meeting at which all directors were present and (v) make non-substantive changes to the Articles of Incorporation and Bylaws to conform the number, ordering and content of the sections of the Articles of Incorporation and Bylaws to the changes described above. The Board has unanimously approved the amendments contained in Proposal 1. The summary of Proposal 1 contained in this Proxy Statement is qualified by the full text of the proposed Amended and Restated of Articles of Incorporation attached as Appendix A and the proposed Amended and Restated Bylaws attached as Appendix B.

      The Board believes that Proposal 1 will provide the Board a greater opportunity to protect shareholder interests and to assure continuity in the affairs and business strategies of the Company. Proposal 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. The Board believes that Proposal 1 will supplement and strengthen the Company’s existing anti-takeover measure, including the “business combination” provision of the Minnesota Business Corporation Act (“MBCA”). The Board believes that, in certain situations, a third party could acquire a block of the Company’s stock and try to gain control of the Company or attempt to realize a return on its investment without purchasing the remainder of the Company’s stock through a tender offer or other means of acquisition. Such a purchaser might attempt to force the Company to accept a merger or restructuring or accept another proposal by launching a proxy contest to unseat the Company’s Board. Following a substantial accumulation of stock of the Company, a hostile purchaser could seek representation on the Company’s Board to increase the likelihood that its proposal would be implemented by the Company. The Board believes that the threat of removal from the Board in such a situation could curtail the Board’s ability to negotiate effectively with a potential purchaser and its efforts to have the time and information necessary to evaluate the merits of such proposal and attempt to maximize the price obtained in any transaction based on such proposal. The Board believes that, if the amendments contained in Proposal 1 are adopted by the shareholders, a potential hostile purchaser will be forced to negotiate directly with the Board, and that the Board will be in a better position to negotiate effectively on behalf of all shareholders in order to realize fair and equitable shareholder value. Proposal 1, if adopted by the shareholders, will apply to every election of directors and not only an election of directors occurring after a change in control of the Company.

      The amendments contained in Proposal 1 are not being recommended in response to any specific effort to which the Company is aware to accumulate the Company’s stock or to obtain control of the Company or its Board by means of a solicitation in opposition to management. The Board has considered the potential adverse effects of the proposed amendments and has concluded that such adverse effects are outweighed by the benefits Proposal 1 would afford the Company and its shareholders. Nonetheless, because the amendments may significantly affect the ability of shareholders of the Company to effect rapid changes in the composition of the Board, we urge all shareholders to read carefully the following description of the amendments and their purposes and effects, as well as the text of the proposed amendments to the Articles of Incorporation and Bylaws set forth in Appendix A and Appendix B, respectively.

Description and Intended Effect of Proposal 1:

      Classification of Board. The MBCA provides that the Articles of Incorporation and/or Bylaws of a corporation may permit the directors to be divided into classes. The Company’s current Articles of Incorporation do not contain any provisions relating to the classification of directors. Rather, the Company’s current Articles of Incorporation provide that all directors shall continue to hold office until the next annual shareholders’ meeting and until their successors are elected and qualified. The amendment contained in Proposal 1 relating to the classification of directors provides for the creation of three classes of directors with such classes to be as nearly equal in number as reasonably possible. Upon their initial election, the Class I directors will hold office for a term expiring at the 2003 Annual Meeting of shareholders, the Class II directors will hold office for a term expiring at the 2004 Annual Meeting of shareholders, and the Class III directors will hold office for term expiring at the 2005 Annual Meeting of shareholders. Commencing with the 2003 Annual Meeting of shareholders, the shareholders will elect only one class of directors each year, with each director so elected to hold office for a term expiring at the third Annual Meeting of shareholders following their election. The same procedure would be repeated each year, with the result that only approximately one-third of the whole Board would be elected each year.

      The purpose of this amendment is to encourage potential acquirers of the Company to deal directly with the Board by making it difficult to replace the entire Board at any one Annual Meeting. By staggering the terms of directors, this amendment prevents any outside group or individual from gaining control of the Board at any one election of directors unless such group or individual obtains the approval of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote on a change in the composition of the Board through an amendment to the Articles of Incorporation and Bylaws. If such vote is not obtained, it would take such group or individual at least two elections of directors to gain control of the Board. The effect of this two-year period is to discourage any outside group or individual from attempting to gain control of the Board and thereby undermining the ability of the Board to negotiate effectively with such a group or individual. Although the purpose of the amendment is to encourage potential acquirers of the Company to deal directly with the Board, the institution of a classified Board will also make it more difficult for shareholders to change a majority of the directors even when the only reason for the change may be the performance of the present directors.

      Increase or Decrease in the Number of Directors. The MBCA provides that the number of directors of a corporation shall be fixed by or in the manner provided in the corporation’s Articles of Incorporation or Bylaws. The Company’s current Articles of Incorporation do not provide for the number of directors of the Company. The Company’s current Bylaws, however, provide that the number of directors shall be that number elected by the incorporator. That number stands at 5. The Bylaws also provide that any change in the number of directors shall be established by resolution of the shareholders. The Company’s current Articles of Incorporation and Bylaws do not authorize the directors to increase or decrease the size of the Board without shareholder approval.

      The amendments contained in Proposal 1 modify the minimum number of five (5) directors to a possible minimum of three (3) and increase the possible maximum number of directors to six (6). The amendments also give the Board the authority to determine, from time to time, the number of directors within that range serving on the Board (no decrease in the number of directors, however, could result in the removal of a director unless the removal were authorized in the manner described below). In addition, Proposal 1 permits the shareholders to increase the number of directors only by an amendment to the Articles of Incorporation and Bylaws approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote. The purpose of this amendment is to provide flexibility to the directors in determining the optimal size of the Board, and to inhibit a third party from increasing the number of directors with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board.

      Removal of Directors; Filling Vacancies on the Board. The MBCA controls the procedures for the removal of directors and the filling of vacancies on the Board caused by such removal or by any other reason, unless those procedures are modified by the corporation’s Articles of Incorporation or Bylaws. The Company’s current Articles of Incorporation do not contain provisions relating to the removal of directors. The Company’s current Bylaws provide that any or all Directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. The procedures established by the MBCA permit the shareholders to remove a director at any time, with or without cause, by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors. The MBCA also allows the Board to remove a director, with or without cause, but only if such director was appointed by the Board and the shareholders have not elected directors in the time period between the appointment and the removal. The MBCA provides that any vacancy occurring on the Board, whether as a result of death, resignation, removal or any other reason, shall be filled by the affirmative vote of a majority of directors then remaining in office, even though less than a quorum. Although the MBCA provides that a director elected to fill a vacancy shall hold office until the next Annual Meeting of shareholders and until his or her successor is elected and qualified, the Company’s current Bylaws provide that such a director shall hold office for the remainder of the unexpired term in respect of which such vacancy occurred. Because directors elected to fill a vacancy will be identified as being of the same class as the directors they succeed, such directors will be elected to hold office for a term which shall coincide with the remaining term of that class (regardless of whether that remaining term is more than one year in duration), or until theirs successors are elected and qualified.

      The amendment contained in Proposal 1 relating to the removal of directors modifies the above procedures by allowing the shareholders to remove a director at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such removal. In addition, the amendment contained in Proposal 1 leaves intact the Board of Director’s authority to fill a vacancy occurring on the Board for the remainder of the unexpired term in respect of which such vacancy occurred. The purpose of this amendment is to inhibit a third party from removing incumbent directors with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board.

      The provisions of the proposed amendments relating to the removal of directors are designed to protect the classified Board structure in the event a third party gains control of a majority of the voting power of the Company’s outstanding capital stock. The requirement of an 80% shareholder vote to remove directors, together with the provision in the Company’s Articles of Incorporation and Bylaws that vacancies on the Board may be filled by the directors, are intended to preclude such third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal. Moreover, the currently existing provision that newly created directorships are to be filled by the directors then in office, along with the proposed amendment to the Company’s Articles of Incorporation requiring an 80% shareholder vote to increase the size of the Board, would prevent those seeking majority representation on the Board from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with their own nominees.

      Increase in the Shareholder Vote Required for an Amendment, Modification or Repeal of Amendments Concerning the Classification, Term or Removal of Directors. The MBCA provides that a corporation’s Articles of Incorporation may be amended, modified, or repealed by the affirmative vote of a majority of shareholders entitled to vote on such amendment, modification or repeal unless the corporation’s articles of incorporation require a larger vote. The Company’s current Articles of Incorporation require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon, to amend the Articles of Incorporation of the Company. However, the Company’s current Articles of Incorporation do not otherwise contain provisions relating to the amendment, modification, or repeal of the Articles of Incorporation. The amendment contained in Proposal 1 provides that the provisions of the Articles of Incorporation or Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or containing procedures for removing directors or filling vacancies in the Board classification, term or removal of directors cannot be amended, modified, or repealed without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment, modification, or repeal. The purpose of this amendment is to inhibit a third party from eliminating the classified Board or removing incumbent directors by an amendment to the Articles of Incorporation obtained with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board.

Resolutions and Vote Required for Proposal 1:

      The following resolutions will be submitted for approval at the meeting:

“RESOLVED, that the Articles of Incorporation of HEI, Inc. be amended and restated in its entirety, as set forth on Appendix A attached to the Proxy Statement, to provide for, among other things, the classification and removal of directors.

RESOLVED, that the Bylaws of HEI, Inc. be amended and restated, as set forth on Appendix B attached to the Proxy Statement, to provide for, among other things, the classification and removal of directors.”

      The adoption of the Amended and Restated Articles of Incorporation and Bylaws, as set forth in Proposal 1, requires the affirmative vote of the holders of a two-thirds of the voting power of the outstanding shares of Common Stock present and entitled to vote at the Meeting.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO AMEND AND THE ARTICLES OF INCORPORATION AND BYLAWS TO, AMONG OTHER THINGS, CLASSIFY THE BOARD AND MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS.

PROPOSAL NUMBER 2:

ELECTION OF DIRECTORS

      The Board of the Company presently consists of five persons, Anthony J. Fant, Steve E. Tondera, Jr., Edwin W. Finch, III, Mack V. Traynor, III and David W. Ortlieb. Subject to the adoption by the shareholders of the amendments to the Company’s Articles of Incorporation and Bylaws contained in Proposal 1, the Board has nominated five (5) persons for election to the Board with two directors to be Class I directors, one director to be Class II director, and two directors to be Class III directors. Each of the nominees is currently a director of the Company whose current term expires at the Meeting. If elected, each nominee has consented to serve as a director for the terms set forth below, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

      At the Meeting and assuming the shareholders approve the amendments contained in Proposal 1, the Class I nominees will be elected to hold office until the 2003 Annual Meeting or until successors are elected and have qualified, the Class II nominees will be elected to hold office until the 2004 Annual Meeting or until successors are elected and have qualified, and the Class III nominees will be elected to hold office until the 2005 Annual Meeting or until successors are elected and have qualified. Beginning with the 2003 Annual Meeting and continuing at each Annual Meeting thereafter, the directors standing for election in that year shall be elected for three year terms. In the event that amendments contained in Proposal 1 are not adopted by the shareholders, all of the nominees shall be elected to hold office until the 2003 Annual Meeting or until successors are elected and qualified.

      All shares represented by proxies will be voted “FOR” the election of the foregoing nominees (to the Class indicated below) unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board.

      The affirmative vote of the holders of the greater of (a) a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Meeting, is required for election to the Board of each of the five (5) nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of directors, shall not be considered present and entitled to vote on the election of directors.

NOMINEES FOR DIRECTOR

Class I Directors	Class II Directors	Class III Directors
(One Year Initial Term)	(Two Year Initial Term)	(Three Year Initial Term)

David W. Ortlieb	Steve E. Tondera, Jr.	Anthony J. Fant

Mack V. Traynor, III	Edwin W. Finch, III

      Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof.

Name and Age of	Principal Occupation, Business Experience Past Five Years and	Director
Director/Nominee	Directorships in Public Companies	Since

Director Nominees:

Anthony J. Fant (41)	Mr. Fant has been our Chief Executive Officer since November 1998. Mr. Fant has been a director, President and Chief Executive Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1986. From 1986 to 1996, Fant Broadcasting Company acquired, built or managed a number of television and radio stations. Mr. Fant currently owns a number of businesses in diverse industries.	1998

Edwin W. Finch, III (56)	Mr. Finch is the President of Diversified Drilling Corporation, a company which drills municipal water supply wells, and has been a director and President of FHL Capital Corporation, an investment banking and business valuation firm specializing in mergers and acquisitions, since 1984. Mr. Finch also served as President of Pinson Valley Millworks, Inc., a distributor of millworks products, from 1988 to 1996.	1998

David W. Ortlieb (71)	Mr. Ortlieb has been an independent management consultant since 1994. Mr. Ortlieb served as a director, President and Chief Executive Officer of Immunomedics, Inc., a biopharmaceutical company, from 1992 to 1994. Mr. Ortlieb has served as a director and executive officer of Texas Biotechnology Corporation, American Optical Corporation, Erbamont, N.V. and Abbott Laboratories	1998

Steve E. Tondera, Jr. (38)	Mr. Tondera has served as our Vice President of Finance, Treasurer and Chief Financial Officer since June 2000. Prior to being appointed as the Chief Financial Officer, he was the Managing Director of our Mexico division. From October 1994 until June 2000, Mr. Tondera served as the Chief Financial Officer of Fant Industries, LLC., Fant Industries, LLC owns a number of businesses in diverse industries.	1998

Name and Age of	Principal Occupation, Business Experience Past Five Years and	Director
Director/Nominee	Directorships in Public Companies	Since

Mack V. Traynor, III (43)	Mr. Traynor served as Chief Executive Officer of Do The Good, Inc., a philanthropic software development company from May 2001 until October 2001 and as Chief Financial Officer of 10K Partners, Inc., private investment company, from April 2000 until June 2000. Mr. Traynor also served as President and Chief Executive Officer of NeoNetworks, a private development stage company designing high-speed data communications equipment, from October 1998 to January 1999. Mr. Traynor has served as President of Manitou Investments, a private investment and business management firm, since 1998. Mr. Traynor was a director of Telident, Inc., a telecommunications products and services company, from 1998 to 2000. Mr. Traynor also served as a director of Eltrax Systems, Inc., a networking products and services company, from 1995 to 1999, serving as Chief Financial Officer from 1995 to 1996 and President, Chief Executive Officer and Chief Operating Officer from 1995 to 1997. Mr. Traynor served as President and Chief Operating Officer of Military Communications Center, Inc., a company that provided telecommunications services to U.S. Military personnel, from 1988 to 1995. He also served as President of U.S. West Enterprises, a division of U.S. West, Inc.	1998

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title	Since

Anthony J. Fant	41	Chairman and Chief Executive Officer	1998

Edwin W. Finch, III	56	Director	1998

David W. Ortlieb	71	Director	1998

Steve E. Tondera, Jr.	38	Chief Financial Officer, Vice President of Finance and Treasurer	1998

Mack V. Traynor, III	43	Director	1998

Donald R. Reynolds	43	President and Chief Operating Officer	1998

Stephen K. Petersen	48	Vice President of Operations	1998

      Anthony J. Fant — See “Nominees for Directors” above.

      Edwin W. Finch, III — See “Nominees for Directors” above.

      David W. Ortlieb — See “Nominees for Directors” above.

      Steve E. Tondera, Jr. — See “Nominees for Directors” above.

      Mack V. Traynor, III — See “Nominees for Directors” above.

      Donald R. Reynolds joined us in March 1998 as Executive Vice President and was appointed President in April 1998 and Chief Operating Officer in January 1999. Before joining us, beginning in 1995, he was employed with BF Goodrich Aerospace in senior executive positions in product engineering, marketing and business unit management, and most recently as Business Unit Director for a business unit having approximately $30 million in revenues. This business unit designed and manufactured high technology products (sensors, electronics, software) for the aerospace industry. Mr. Reynolds was responsible for all management aspects of this unit such as marketing, sales and operations.

      Stephen K. Petersen joined us in March 1998 as Director of Manufacturing. He was appointed Vice President of Operations in September 2000. Before joining us, he was employed with Sheldahl, a manufacturer of electronic materials and derivatives, in a variety of positions ranging from Engineer to Plant Manager and most recently as the Operations Manager. Mr. Petersen was responsible for production and manufacturing engineering.

Meetings of the Board and Certain Committees

      During the fiscal year ended August 31, 2001, the Board held a total of 10 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served.

      The Executive Committee, which was established during fiscal 1999 and consists of Messrs. Fant, Finch, and Tondera, has all the authority of the Board, except with respect to certain significant and fundamental actions. The Executive Committee did not meet during the 2001 fiscal year.

      The Audit Committee, which consists of Messrs. Finch (Chairman), Ortlieb, and Traynor, review the annual audit plan and results with the Company’s independent certified public accountants and also reviews the Company’s financial statements and its accounting and reporting practices. The Audit Committee held 5 meetings during fiscal 2001 to review the Company’s fiscal 2000 and 2001 financial statements and the related audit, and to consider the selection of independent certified public accountants for fiscal 2002.

      The Nominating Committee, consisting of all directors, met once during fiscal 2001. Their function is to recommend nominees for the Board. The Committee will consider persons whom the Company’s shareholders recommend to the Nominating Committee nominate as candidates for election as directors. Any shareholder wishing to make such a recommendation should submit their recommendation along with complete biographical data to the Company’s Secretary at least 50 days in advance of the Company’s Annual Meeting in accordance with the Company’s Bylaws.

      The Compensation Committee, which consists of Messrs. Traynor (Chairman), Finch, Ortlieb and Fant, met 3 times during the 2001 fiscal year to discuss executive compensation.

Directors’ Fees

      The non-employee directors receive $1,000 per quarter plus $1,000 for each regular board meeting, $300 for each committee meeting and $400 for each special board meeting attended. Each committee chairperson receives an annual fee of $300. For services during the fiscal year ended August 31, 2001, $41,400 in directors’ fees was paid or accrued, in the aggregate, to the non-employee directors.

Directors’ Stock Options

      Non-employee directors are entitled to participate in the Company’s 1998 Stock Option Plan for Non-employee Directors (the “1998 Director Plan”). The 1998 Director Plan was adopted by the Company effective as of November 18, 1998, and approved by the shareholders of the Company at the January 1999 Annual Meeting.

      The 1998 Director Plan is administered by the full Board. The Board has the power to interpret the 1998 Director Plan, to determine all questions thereunder and to adopt and amend rules and regulations for the administration of the 1998 Director Plan, except that the Board has no authority, discretion or power to determine the number or timing of options to be granted under the 1998 Director Plan.

      Subject to adjustment in the event of certain significant corporate transactions, the number of shares of Common Stock issued or transferred, plus the number of shares covered by outstanding options, under the 1998 Director Plan may not exceed 425,000 (including any shares remaining under the 1991 Plan). Shares of Common Stock covered by an option which is cancelled or terminated will again be available to be issued or to be the subject of a stock option granted under the 1998 Director Plan. Effective as of November 18, 1998, each individual who was then a non-employee director was granted options to purchase 55,000 shares of

Common Stock, subject to the approval of the adoption of the 1998 Director Plan by the shareholders of the Company. Thereafter, commencing with the 2000 Annual Meeting, each individual who is a non-employee director upon the adjournment of an Annual Meeting of the Company’s shareholders will be granted options to purchase 10,000 shares of Common Stock, effective as of the date of such Annual Meeting. All of the options granted under the 1998 Director Plan will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Options granted under the 1998 Director Plan will become exercisable in full upon the earliest to occur of (i) the seventh anniversary of the date of grant, (ii) the first date after the date of grant on which the fair market value of the Common Stock (as adjusted to reflect any Antidilution Event) equals or exceeds $25.00 per share, (iii) the date of the non-employee director’s death or disability (as defined in the 1998 Director Plan), and (iv) the effective date of a change in control of the Company (as defined in the 1998 Director Plan).

      The exercise price of stock options granted under the 1998 Director Plan may be paid in cash, nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee or a combination thereof. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Shares of Common Stock issued pursuant to the 1998 Director Plan may be authorized but unissued shares or treasury stock. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company. No option granted under the 1998 Director Plan may be exercised more than 10 years from the date of grant. Options are not be transferable other than (i) by will or the laws of descent or distribution, (ii) to one or more members of the non-employee director’s immediate family, or (iii) to a trust established for the benefit of the non-employee director and/or one or more members of his or her immediate family. In addition, options may not be exercised during a non-employee director’s lifetime except by (i) the non-employee director, (ii) a permitted transferee of the non-employee director, or (iii) in the event of the legal incapacity of the non-employee director or any such transferee, by the guardian or legal representative of the non-employee director or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision.

      The Board may at any time amend or terminate the 1998 Director Plan. Notwithstanding the foregoing, (i) except for the adjustments described above, without the approval of the stockholders of the Company, no such amendment may increase the maximum number of shares covered by the 1998 Director Plan or cause the 1998 Director Plan or any grant made pursuant thereto to cease to satisfy any applicable condition of Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) no amendment or termination will adversely affect any outstanding award without the consent of the director holding such award.

      Options under the 1998 Director Plan are granted automatically. The number of options to be granted will depend on the number of non-employee directors elected to the Board and the timing of any such election. No options may be granted under the 1998 Director Plan after the tenth anniversary of its effective date. The options to purchase 55,000 shares of Common Stock granted to each of the non-employee directors as of November 18, 1998 have an exercise price of $5.50 per share. On January 20, 2000, options to purchase 10,000 shares of Common Stock were granted to each of the non-employee directors with an exercise price of $10.75 per share. On January 24, 2001, options to purchase 10,000 shares of Common Stock were granted to each of the non-employee directors with an exercise price of $13.875 per share.

Executive Officers and Executive Compensation

      The following is a list of the Company’s Executive Officers, their ages, positions, and offices as of December 3, 2001. Each of the Executive Officers are appointed annually and serve until their respective successors have been appointed and qualified. The principal business address for each of the executive officers is P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

      Anthony J. Fant — See “Nominees for Directors” above.

      Steve E. Tondera, Jr. — See “Nominees for Directors” above.

      Donald R. Reynolds — See “Directors and Executive Officers of the Registrant” above.

      Stephen K. Petersen — See “Directors and Executive Officers of the Registrant” above.

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our Chief Executive Officer and the other Executive Officers whose total annual compensation for fiscal 2001 (based on salary and bonus) exceeded $100,000 (Named Executive Officers).

Annual Compensation

					Long-Term
Name and	Fiscal				Compensation	Other
Principle Position	Year	Salary		Bonus	Awards/Options	Compensation

Anthony J. Fant	2001	$187,497		—	100,000	$1,615	(2)
Chief Executive Officer	2000	$150,010		—	45,000	$2,913	(2)
	1999	$75,293	(1)	—	90,000	$216	(2)

Donald R. Reynolds	2001	$164,417		—	30,000	—
President and Chief	2000	$151,731		—	30,000	—
Operating Officer	1999	$138,788		—	25,000	—

Steve E. Tondera, Jr.	2001	$140,883		—	25,000	$2,563	(2)
Vice President	2000	$110,011		—	30,000	—
Finance and Chief Financial Officer	1999	$62,094		—	75,000	—

W. Thomas Goodnow(4)	2001	$138,798		$44,868	15,000	$3,611	(2)
Vice President	2000	$137,394		$31,792	20,000	$3,891	(2)
Sales and Marketing	1999	$33,440		$12,000	50,000	—

Stephen K. Peterson	2001	$124,718		—	12,500	$1,772	(2)
Vice President						$10,750	(3)
Operations	2000	$133,286		—	17,500	$2,665	(2)
	1999	$167,392		$15,000	18,000	$628	(2)

(1)	Mr. Fant was appointed Chief Executive Officer in November 1998 and began to receive salary in January 1999.

(2)	Consists of Company matching contributions to 401(k) plan.

(3)	Consists of compensation under exercise of stock options.

(4)	As of September 4, 2001 Mr. Goodnow is no longer with the Company.

Options Granted During Fiscal 2001

      The following table sets forth certain information regarding grants of stock options to the Named Executive Officers during fiscal year 2001 pursuant to the 1989 Plan and the 1998 Plan.

						Potential Realizable
			% of			Value of Assumed
	Number of		Total			Annual Rates of Stock
	Shares		Options			Price Appreciation for
	Underlying		Granted in	Exercise		Option Term(2)
	Options		Fiscal	Price	Expiration
Name	Granted(#)		2001	($/Share)(1)	Date	5%($)	10%($)

Anthony J. Fant	100,000	(3)	23.8%	$13.875	1/24/11	872,600	2,211,300

Donald R. Reynolds	30,000	(3)	7.1%	$13.875	1/24/11	261,800	663,400

Steve E. Tondera, Jr.	25,000	(3)	5.9%	$13.875	1/24/11	218,150	552,800

W. Thomas Goodnow(4)	15,000	(3)	3.6%	$13.875	1/24/11	130,889	331,698

Stephen K. Petersen	12,500	(3)	3.0%	$13.875	1/24/11	109,075	276,400

(1)	All options are granted at the fair market value of the common shares at the date of grant.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimates or projections of the future prices of our common stock.

These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3)	These options were granted on January 24, 2001. The options will become exercisable as follows: (i) one-half of the option shares will become cumulatively exercisable in 25% increments on each of the first through fourth anniversaries of the date of grant, (ii) one-quarter of the option shares will become exercisable on the earlier of (a) the first date on which the closing price of the Common Stock has equaled or exceeded $17.50 for at least five consecutive trading days, or (b) the fifth anniversary of the date of grant, and (iii) one-quarter of the option shares will become cumulatively exercisable (a) in 20% increments on each of the fourth through eighth anniversaries of the date of grant, or (b) if earlier, on the first date on which the closing price of the Common Stock has equaled or exceeded $25.00 for at least five consecutive trading days, in each case provided that the optionee remains in continuous service with us or any of our subsidiaries until the applicable anniversary or date.

(4)	As of September 4, 2001 Mr. Goodnow is no longer with the Company.

Aggregated Option Exercises During Fiscal 2001 and Fiscal Year-End Option Values

				Number of Securities
				Underlying Unexercised	Value of Unexercised
	Shares			Options at	In-the-Money Options at
	Acquired on	Value		Fiscal Year-End	Fiscal Year-End($)
Name	Exercise(#)	Realized($)		Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Anthony J. Fant	89,375	—	(2)	0/145,625	$0/$42,438

Donald R. Reynolds	12,500	—	(2)	11,250/72,500	$0/$30,313

Steve E. Tondera, Jr.	10,000	—	(2)	66,250/120,000	$150,250/$174,500

W. Thomas Goodnow(3)	—	—		32,500/52,500	$96,563/$48,281

Stephen K. Petersen	2,000	$10,750		12,625/46,000	$16,975/$97,191

(1)	Calculated as the difference between the closing price of our common stock on August 31, 2001, which was $8.30, and the option exercise price multiplied by the number of shares exercisable/unexercisable. If the option price is greater than the closing price on August 31, 2001, the value is $0.

(2)	Value realized on shares acquired on exercise was negative as the exercise price at the date of exercise was higher than the fair value at the date of exercise.

(3)	As of September 4, 2001 Mr. Goodnow is no longer with the Company.

      We do not have any outstanding stock appreciation rights.

Report of the Compensation Committee on Executive Compensation

      Decisions on compensation of the Company’s executive officers generally have been made by the Compensation Committee (the “Compensation Committee”) of the Board. The members of the Compensation Committee are Chairman Mack V. Traynor, III and Messrs. Edwin W. Finch, III, David W. Ortlieb and Anthony J. Fant.

      All decisions by the Compensation Committee relating to the compensation of the Company’s Executive Officers are reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the Compensation Committee of the Board addressing the Company’s compensation policies for the fiscal year ended August 31, 2001 as they affected the Company’s executive officers.

      The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the

Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry.

      There are three elements in the Company’s executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

      Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

      For fiscal 2001, the named Executive Officers of the Company, together with certain other officers, were eligible to receive an annual incentive bonus. The Compensation Committee established a target bonus for each executive officer expressed as a percentage of base salary. The percentage established for each executive officer ranged from 25% to 50%. These Executive Officers would receive this target bonus upon reaching certain financial thresholds based on the Company reaching seventy-five (75) percent of plan net income. The bonus program identifies key performance measures for each officer, although the Compensation Committee retained discretion in considering additional factors in awarding bonuses. The Chief Executive Officer and other Executive Officers are subject to the key performance measure which is the Company reaching seventy-five (75) percent of plan net income. Certain other executives, such as the Vice President of Manufacturing are subject to an additional performance measure, that of specific corporate objectives related to that office. Since the Company did not obtain seventy-five (75) percent of plan net income the Compensation Committee did not award any annual incentive bonuses to the named Executive Officers for fiscal 2001.

      Long-term incentive compensation, pursuant to the Company’s 1998 Employee Stock Option Plan, to the Chief Executive Officer, as well as other executive officers of the Company, is designed to integrate compensation with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company’s shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Company.

      On January 24, 2001, the Compensation Committee made awards of non-qualified stock options to certain of the Company’s executive officers as follows: Mr. Anthony J. Fant, Chairman of the Board and Chief Executive Officer — 100,000 shares; Mr. Donald R. Reynolds, President and Chief Operating Officer — 30,000 shares; Mr. Steve E. Tondera, Jr. — 25,000 shares; Mr. W. Thomas Goodnow — 15,000 shares; and Mr. Stephen K. Petersen — 12,500 shares. All options granted on January 24, 2000 have an exercise price equal to $13.875 per share, the fair market value of the Common Stock on the grant date. One-half of the shares will become cumulatively exercisable in 25% increments on each of the first through fourth anniversaries, one-quarter of the shares will be cumulatively exercisable on the earlier of (A) the first date on which the closing price of the Company’s stock has equaled or exceeded $17.50 for at least five consecutive trading days, or (B) the fifth anniversary of the date of grant and one-quarter of the shares will become cumulatively exercisable (A) in 20% increments on each of the fourth through the eighth anniversaries of the date of grant, or (B) if earlier, on the first date on which the closing price has equaled or exceeded $25.00 for at least five consecutive trading days. The Compensation Committee also recommended that stock options be granted to certain other non-executive officers of the Company.

      The compensation of Mr. Fant, who served as the Company’s Chief Executive Officer in fiscal 2001, was determined by applying a process and philosophy similar to that of other executive officers. In fiscal 2001, Mr. Fant received a base salary of $187,497. Mr. Fant was not eligible for an annual incentive bonus of approximately fifty percent (50%) of his base salary due to the Company’s performance during fiscal 2001. As noted above, Mr. Fant was also granted an option to acquire 100,000 shares of the Company’s common stock at an exercise price equal to $13.875 per share, the fair market value of the Common Stock on the grant date. One-half of the shares will become cumulatively exercisable in 25% increments on each of the first through fourth anniversaries, one-quarter of the shares will be cumulatively exercisable on the earlier of (A) the first date on which the closing price of the Company’s stock has equaled or exceeded $17.50 for at least five consecutive trading days, or (B) the fifth anniversary of the date of grant and one-quarter of the shares will become cumulatively exercisable (A) in 20% increments on each of the fourth through the eighth anniversaries of the date of grant, or (B) if earlier, on the first date on which the closing price has equaled or exceeded $25.00 for at least five consecutive trading days.

      The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

Mack V. Traynor, III
Edwin W. Finch, III
David W. Ortlieb
Anthony J. Fant

Compensation Committee Interlocks and Insider Participation

      As stated in the Compensation Committee Report below, Messrs. Traynor, Finch and Ortlieb comprise the Compensation Committee of the Board. No member of the Compensation Committee of the Board served as one of our officers, former officers or employees (or as an officer, former officer or employee of any of our subsidiaries) during fiscal 2001 or at any other time.

Stockholder Return Performance Presentation

      The following line graph compares the cumulative total shareholder return on the Company’s Common Stock to the cumulative total return of the Russell 2000 (IUX) and the PHGILASemiCon (SOX.X) Index for the last five years. Returns are based on a $100 investment on August 31, 1996 and are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends.

[BAR GRAPH]

	HEI, Inc.	Russell 2000	PHGILASemiCon

1996	100.00	100.00	100.00
1997	69.81	154.03	220.23
1998	71.70	157.53	114.17
1999	98.58	178.63	308.01
2000	350.94	217.27	680.38
2001	125.28	140.89	332.07

Certain Transactions

      Pursuant to a Letter Agreement, dated September 10, 2000, between Mr. Fant and HEI (the “Letter Agreement”), Mr. Fant agreed to sell to HEI and HEI agreed to purchase from Mr. Fant 1,214,300 shares (the “CMED Shares”) of common stock, no par value, of Colorado MEDtech, Inc., a Colorado corporation, in exchange for (a) 235,000 shares of common stock, par value $.05 per share, of HEI and (b) the assumption by HEI of $3,072,650 of indebtedness of Mr. Fant, which indebtedness was incurred by Mr. Fant in connection with the acquisition of the CMED Shares. The original exchange of shares was part of the Company’s plan to acquire CMED. The Company decided not to proceed and the Company and Mr. Fant agreed to rescind the Letter Agreement on October 25, 2000.

Change in Control Agreements

      Previously the Company had entered into agreements regarding employment/compensation upon change in control with certain executive officers of the Company. A change of control occurred in August 1998. In the case of Mr. Courtney, the Company entered into an agreement with him on November 20, 1998, pursuant to which the Company paid him $540,000 over a two-year period. In the case of Mr. Nordquist, the Company entered into an agreement with him on February 10, 1999, pursuant to which Mr. Nordquist resigned as an officer immediately. The Company paid him his base salary of $110,000 for the one-year period ending February 10, 2000. In the case of Jerald Mortenson, the Company entered into an agreement with him on April 24, 2000 pursuant to which Mr. Mortenson resigned his officership as of June 1, 2000, and resigned from his employment with the Company on August 31, 2000. The Company made a lump sum separation payment of $46,500 to Mr. Mortenson. By their terms, all such change in control agreements expired as of August 2000.

Audit Committee Report

      The members of the audit committee are Edwin W. Finch, III (Chairman), and David W. Ortlieb, and Mack Traynor, all of who are independent as that term is defined in the NASDAQ listing standards. The audit committee held 5 meetings during fiscal year 2001. On November 27, 2001, the Company’s Board reviewed and adopted the written Audit Committee Charter, a copy of which is provided herewith as Appendix C. The audit committee recommended approval of the Audit Committee Charter for the 2002 fiscal year. The audit committee has reviewed and discussed the audited financial statements for fiscal year 2001 with the management of the Company. Additionally, the audit committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61. The audit committee also has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence. Based on the discussions and reviews noted above, the audit committee recommended to the Company’s Board that the audited financials be included in the Company’s annual report on Form 10-K.

Audit Fees

      During the fiscal year ended August 31, 2001, KPMG, LLP provided audit services to HEI, Inc. The aggregate fees billed to us for such services rendered in connection with the fiscal year ended August 31, 2001 were $74,935.

      For the fiscal year ending August 31, 2001, no fees were billed for any professional services rendered by KPMG, LLP related to financial information system, design and implementation.

      During the fiscal year ended August 31, 2001, KPMG LLP provided other services to HEI, Inc. The aggregate fees billed to us by KPMG LLP for such services were $17,200. The amount for audit fees includes, without duplication, (a) fees for the audit of HEI, Inc.’s consolidated financials statements for the year ended August 31, 2001, (b) reviews of the unaudited quarterly consolidated financial statements appearing in HEI, Inc.’s Form 10-Q for each of the first three quarters of the fiscal year ending August 31, 2001, and (c) the estimated out-of-pocket costs KPMG LLP incurred in such audits and reviews. HEI, Inc. reimburses KPMG LLP for such out-of-pocket costs.

      The Audit Committee has considered and does not believe the provision of such other services is incompatible with maintaining KPMG, LLP’s independence.

Edwin W. Finch, III
David W. Ortlieb
Mack V. Traynor, III

Stock Option Plans

      In addition to the 1998 Director Plan, the Company has adopted, and the shareholders have approved, two stock option plans pursuant to which the Company may provide stock-based awards to its officers, directors, employees and consultants. The Compensation Committee administers these plans and determines to whom awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof.

      1998 Stock Option Plan. The Company’s 1998 Stock Option Plan (the “1998 Option Plan”) authorizes the grant of option rights, stock appreciation rights, awards of restricted shares and awards of deferred shares. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 1,000,000 shares.

      1989 Omnibus Stock Compensation Plan. The 1989 Omnibus Stock Compensation Plan (the “1989 Option Plan”) provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Code, and non-statutory stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights, and other stock-based awards. Except for the authority to grant incentive stock options, which expired in 1999, the 1989 Option Plan has no expiration date but may be terminated by the Board at any time, subject to the rights of the holders of options or other awards previously granted under the 1989 Option Plan. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1989 Option Plan may not in the aggregate exceed 2,000,000 shares.

PROPOSAL NO. 3

APPROVAL OF INCREASE IN NUMBER OF SHARES

AUTHORIZED FOR 1998 STOCK OPTION PLAN

      Any person who is an officer, director or key employee is entitled to participate in the Company’s 1998 Stock Option Plan (the “1998 Option Plan”). As of December 3, 2001 the Company employed 203 employees. The Compensation Committee determines which employees of the Company participate in the 1998 Option Plan each year. The 1998 Stock Option Plan was adopted by the Company effective as of November 18, 1998 and approved by the shareholders of the Company at the January 1999 Annual Meeting. As originally adopted, and approved by shareholders, 400,000 shares of the Company’s Common Stock were reserved for issuance under the 1998 Option Plan. During fiscal year 2000 the Board and shareholders approved an increase of 200,000 in the number of shares to be issued under the 1998 Option Plan. During fiscal year 2001 the Board and shareholders approved an increase of 400,000 in the number of shares to be issued under the 1998 Option Plan. The Board has approved, and is recommending an increase of 300,000 in the number of shares that may be issued under the 1998 Option Plan.

      The following table sets forth certain information regarding options to be received under the 1998 Stock Option Plan by (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current non-executive directors as a group, and (iv) all employees, including current non-executive officers as a group.

NEW PLAN BENEFITS

1998 Stock Option Plan

	Dollar	Number
Name and Position	Value($)	of Options

Anthony J. Fant, Chief Executive Officer	924,000	120,000

Donald R. Reynolds, President and Chief Operation Officer	385,000	50,000

Steve E. Tondera, Chief Financial Officer, Vice President of Finance and Treasurer	269,500	45,000

Stephen K. Petersen, Vice President of Manufacturing	231,000	30,000

Executive Group	1,809,500	245,000

Non-Executive Director Group	137,000	20,000

Non-Executive Officer Employee Group	1,216,600	158,000

Proposed Increase in Number of Shares

      The 1998 Option Plan authorizes the grant of options to purchase shares of Common Stock (“Option Rights”), stock appreciation rights (“Appreciation Rights”), restricted shares (“Restricted Shares”) and deferred shares (“Deferred Shares”). A maximum of 1,000,000 shares of Common Stock is currently authorized to be issued under the 1998 Option Plan. As of the end of the 2001 fiscal year, all but 90,849 shares had been issued or were subject to currently outstanding Option Rights. Since adoption of the 1998 Option Plan in 1998, 96,550 shares have been issued upon exercise of Option Rights.

      The Board believes that granting Option Rights, Appreciation Rights, Restricted Share awards and Deferred Share awards is important to attract and retain qualified officers, directors and other Company employees and consultants and to motivate these key employees to produce a superior return to shareholders of the Company. It is the intention of the Board to use these options as incentives to executives and management. Option Rights, Restricted Share awards and Deferred Share awards (and, in some cases, Appreciation Rights) enable employees to acquire shares of Common Stock of the Company, thereby increasing their personal involvement in the Company, offering them an opportunity to realize stock appreciation, and rewarding them for achieving a high level of corporate financial performance. Option Rights, Appreciation Rights, Restricted Share awards and Deferred Share awards also enable the Company to obtain and retain the services of certain key employees and are a means of compensating employees of the Company without depleting the Company’s cash resources.

      In order to have sufficient shares available for issuance under the 1998 Option Plan, the Board has recommended that the number of shares reserved and available for issuance under the 1998 Option Plan be increased by 300,000.

Description of Plan

      The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price not less than fair market value on the date of grant, and the exercisability of Option Rights may be conditioned on the achievement of Management Objectives. Subject to adjustment as provided in the 1998 Option Plan, no participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of non-forfeitable, non-restricted shares of Common Stock that are already owned by the optionee, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other non-cash consideration authorized under the 1998 Option Plan, except that the term of any reload option right will not extend beyond the term of the Option Right originally exercised. Option Rights granted under the 1998 Option Plan may be Option Rights that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company or any subsidiary that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Option Rights will become exercisable. Each grant also may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

      Appreciation Rights granted under the 1998 Option Plan may be either freestanding Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the Spread, or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the fair market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment, or continuous engagement of consulting services, that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof and may either (i) grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives, or (ii) preclude the right of the participant to receive, and the Company to issue, Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the 1998 Option Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

      An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of specified Management Objectives. Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The

Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

      An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the 1998 Option Plan) as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Compensation Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives.

      No Option Right or Appreciation Right is transferable by a participant except (i) by will or the laws of descent and distribution, (ii) to one or more members of the participant’s immediate family, or (iii) to a trust established for the benefit of the participant and/or one or more members of the participant’s immediate family. In addition, Option Rights and Appreciation Rights may not be exercised during a participant’s lifetime except by (i) the participant, (ii) a permitted transferee of the Participant, or (iii) in the event of the legal incapacity of the participant or any such transferee, by the guardian or legal representative of the participant or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 1998 Option Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

      The maximum number of shares that may be issued or transferred under the 1998 Option Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the 1998 Option Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan and the number of shares permitted to be covered by Option Rights and Appreciation Rights, granted to any one participant during any calendar year.

      The Compensation Committee must consist of not less than two non-employee directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. In connection with its administration of the 1998 Option Plan, the Compensation Committee is authorized to interpret the 1998 Option Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1998 Option Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant’s right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The 1998 Option Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year, or (ii) otherwise cause Rule 16b-3 to cease to be applicable to the 1998 Option Plan.

      The total number of stock options or other awards that will be granted under the 1998 Option Plan in the future is not determinable at this time. The 1998 Option Plan is not the exclusive means by which the Company may grant equity-based incentive awards and in no way limits the ability of the Company to grant equity-based awards outside the 1998 Option Plan.

Tax Rules

      The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Option Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

      In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the Optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares of Common Stock at exercise and the option exercise price constitutes an item of adjustment. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Stock, received pursuant to the exercise. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of non-restricted shares of Common Stock on the date that the Deferred Shares are transferred to him or her, reduced by any amount paid by him or her, and the capital gains or loss holding period for the Deferred Shares will also commence on that date.

      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation, and (ii) any applicable reporting obligations are satisfied.

Required Vote; Board Recommendation

      The affirmative vote of a majority of the shares of Common Stock entitled to vote and present or represented by Proxy is necessary for the approval of the increase in the number of shares of Common Stock subject to the 1998 Option Plan.

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE 1998 OPTION PLAN BY 300,000 SHARES OF COMMON STOCK.

      Unless you specify otherwise, it is the intention of the persons named in the accompanying Proxy to vote FOR the increase to the number of shares authorized to be issued under the 1998 Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that officers and directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal 2001 and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors have been complied with.

OTHER MATTERS

      The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the meeting. If any other matters are properly brought before the meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

Relationship with Independent Certified Public Accountants

      KPMG, LLP has served as the Company’s principal independent accountants since fiscal year 1998. The Company has again selected KPMG, LLP, upon the approval of the Board, to be its independent accountants for fiscal 2002. The Company anticipates that a representative from KPMG, LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Shareholder Proposals for 2002 Annual Meeting

      In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation’s executive offices, 1495 Steiger Lake Lane, Victoria, MN 55386, no later than September 17, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Shareholders who intend to present a proposal at next year’s Annual Meeting of Shareholders without including such proposal in the Corporation’s proxy statement must provide the Corporation with notice of such proposal not less than 50 days prior to the date of next year’s Annual Meeting of Stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Availability of Report on Form 10-K

      The Company’s 2001 Report on Form 10-K may be obtained without charge by writing to Patrick Cockrell, General Counsel, HEI Shareholder Relations, P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

By Order of the Board
Patrick Cockrell
Corporate Secretary

Dated: December 20, 2001

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
HEI, INC.

      The following Amended and Restated Articles of Incorporation shall supersede the previous Restated Articles of Incorporation, as amended, of this corporation and shall be the current Articles of Incorporation of this corporation.

ARTICLE I

NAME

      The name of this corporation shall be HEI, Inc.

ARTICLE II

REGISTERED OFFICE

      The location and address of this corporation’s registered office in this state shall be:

1495 Steiger Lake Lane

Victoria, Minnesota 55386

ARTICLE III

AUTHORIZED CAPITAL

      The total authorized number of shares of this corporation is Fifteen Million (15,000,000), consisting of Ten Million (10,000,000) shares of Common Stock, par value $.05 per share, and Five Million (5,000,000) undesignated shares. The Board of Directors may, from time to time, establish by resolution from the undesignated shares different classes or series of shares (including a class or classes of preferred stock) and may fix the relative rights and preferences of said shares in any class or series. Further, the Board of Directors shall have the authority to issue shares of the Common Stock to the holders of shares of the Common Stock and to the holders of shares of any class or series of the undesignated shares and to issue shares of any class or series of the undesignated shares to the holders of shares of the Common Stock and to the holders of shares of any class or series of the undesignated shares, in any case, for any purpose.

ARTICLE IV

CORPORATION POWERS

      This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Business Corporation Act. Without limiting the generality of the foregoing, this corporation shall have the following specific powers:

      (a) To engage in whole or in part in the business of lending or advancing money on the security of merchandise, whether or not such merchandise is sold by this corporation;

      (b) To enter into one or more partnership agreements or one or more joint venture agreements with any other person, firm or corporation;

      (c) To become surety for or guarantee the carrying out and performing of any contract, or obligation of any kind of any person, firm or corporation in connection with the carrying on of any business which, in the judgment of the Board of Directors of this corporation, will be of benefit to this corporation; and

      (d) To acquire, hold, pledge, hypothecate, sell or otherwise dispose of the shares, bonds, securities and other evidence of indebtedness of any person or of any domestic or foreign corporation.

ARTICLE V

SHAREHOLDERS

      (a) The shareholders of this corporation shall not have the right to cumulate votes for the election of directors.

      (b) The shareholders of this corporation shall have no rights, preemptive or otherwise, under Section 302A.413 of the Minnesota Business Corporation Act (or similar provisions of future law) to acquire any part of any unissued shares or other securities of this corporation or any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

      (c) (1) Except as set forth in paragraph (c)(2) of this Article V, the affirmative vote or consent of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of this corporation entitled to vote shall be required:

(i) To adopt any agreement for, or to approve, the merger or consolidation of this corporation or any subsidiary (as hereinafter defined) with or into any Related Person (as hereinafter defined);

(ii) To authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any Related Person of all or substantially all of the assets of this corporation or any subsidiary;

(iii) To authorize the issuance or transfer by this corporation or any subsidiary of any voting securities of this corporation or any subsidiary in exchange or payment for the securities or assets of any Related Person, if such authorization is otherwise required by law or by any agreement between this corporation and any national securities exchange or by any other agreement to which this corporation or any subsidiary is a party;

(iv) To adopt any plan for the dissolution of this corporation; or

(v) To adopt any amendment, change or repeal of any of the provisions of these Articles V, VI or VII.

      (2) The provisions of paragraph (c)(1) of this Article V shall not apply, and the provisions of the laws of the State of Minnesota shall apply, to any transaction described in paragraph (c)(1) above if the Board of Directors by resolution shall have approved a memorandum of understanding with such Related Person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that the resolution approving such memorandum of understanding is adopted by sixty percent (60%) of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such Related Person became the beneficial owner of five percent (5%) or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors.

      (3) For purposes of this Article:

(i) A “subsidiary” is any corporation more than forty-nine percent (49%) of the voting securities of which are owned, directly or indirectly, by this corporation;

(ii) A “person” is any individual, corporation, partnership, limited liability company or other entity;

(iii) An “affiliate” of a specific person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person; and

(iv) A person is a “Related Person” if, as of the record date for the determination of stockholders entitled to notice thereof and to vote or consent to proposed action, such person is, or at any time within the preceding twelve months has been, directly or indirectly through any affiliate, the beneficial owner of five percent (5%) or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors.

      (4) The Board of Directors shall determine, for purposes of this Article V, on the basis of information known to the Board of Directors,

(i) Whether any person is a Related Person; and

(ii) Whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (c)(2) of this Article V.

Any such determination shall be conclusive and binding for all purposes of this Article V.

ARTICLE VI

BOARD OF DIRECTORS

      The Board of Directors of this corporation shall have authority:

      (a) To allot and authorize the issuance of the authorized but unissued shares of this corporation, including the declaration of dividends payable in shares of any class to shareholders of any other class;

      (b) To accept or reject subscriptions for shares of any class made after incorporation;

      (c) To effect, without the approval of the shareholders, any merger or consolidation permitted by law to be so effected;

      (d) To fix the terms, provisions and conditions of and authorize the issue, sale, pledge or exchange of bonds, debentures, notes and evidences of indebtedness;

      (e) To fix the terms, provisions and conditions of and authorize the issue, sale or exchange of (1) rights to convert any securities of this corporation into shares, including the conversion basis or bases; and (2) options to purchase or subscribe for shares, including the option price or prices at which shares may be purchased or subscribed for;

      (f) To make, amend and repeal the Bylaws, including an amendment to increase the number of directors of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws;

      (g) To provide for the reasonable compensation of its own members in their status as directors, officers and employees, and all other officers and employees, including, but not limited to, salaries, pension, profit sharing, stock option, stock purchase, stock bonus, retirement benefit, cash bonus and deferred payment plans, trusts and other provisions, and other forms of incentive and compensation;

      (h) To adopt an indemnity plan and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such, to the fullest extent now or hereafter permitted by law; and

      (i) In addition, to exercise all powers and to do such acts that may be exercised or done by this corporation, subject only to the provisions of these Amended and Restated Articles of Incorporation and the Bylaws of this corporation.

ARTICLE VII

CLASSIFICATION, NUMBER AND REMOVAL OF DIRECTORS

      (a) The management of the business and the affairs of this corporation shall be vested in a Board of Directors, whose members need not be stockholders. The number of directors shall be no less than three

(3) or more than six (6) and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of this corporation’s outstanding capital stock entitled to vote.

      (b) The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided, however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director’s successor, or until such director’s earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors’ earlier resignation, death or removal from office.

      (c) The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote on such removal. The Board of Directors of this corporation, by the affirmative vote of a majority of the directors then holding office, may remove a director, at any time, pursuant to the terms and provisions of Section 302A.223, subdivision 2 of the Minnesota Business Corporation Act (or similar provision of future law).

      (d) Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except upon compliance with paragraph (c) of this Article VII. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal pursuant to paragraph (c) of this Article VII or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of such director’s predecessor expires and until such director’s successor shall have been duly elected and qualified.

ARTICLE VIII

LIMITATION OF DIRECTOR LIABILITY

      A director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to this corporation or its shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 302A.559 of the Minnesota Business Corporation Act or on the sale of unregistered securities or securities fraud under Section 80A.23 of the Minnesota Statutes; or (iv) liability for any transaction from which the director derived an improper personal benefit. If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Minnesota Business Corporation Statute, as amended. Any repeal or modification of this Article VIII by the shareholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX

DIRECTORS ACTION BY WRITTEN CONSENT

      Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

EXHIBIT B

AMENDED AND RESTATED

BYLAWS OF HEI, INC.

ARTICLE I

OFFICES — CORPORATE SEAL

      SECTION 1.01.     Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment or amendment and restatement of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

      SECTION 1.02.     Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

      SECTION 1.03.     Corporate Seal. The corporation may, in the discretion of the Board of Directors, have a corporate seal. Any such seal shall have inscribed thereon the name of the corporation and the word “Minnesota” and the words “Corporate Seal.”

ARTICLE II

MEETINGS OF SHAREHOLDERS

      SECTION 2.01.     Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting.

      SECTION 2.02.     Regular Meetings.

      (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

      (b) At the regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

      SECTION 2.03     Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, Chief Financial Officer, any two directors, or by a shareholder or shareholders holding ten percent (10%) or more of the shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent (25%) of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the corporation specifying the purposes of such meeting.

      SECTION 2.04.     Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present at the beginning of the meeting, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 2.05.     Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

      SECTION 2.06.     Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

      SECTION 2.07.     Notice of Meetings. Notice of each shareholders’ meeting shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, setting out the time and place of the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

      SECTION 2.08.     Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

      SECTION 2.09.     Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

      SECTION 2.10.     Advance Notice Requirements. Only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the first day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) such person’s name and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (y) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to a nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.10 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

      At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 2.10. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days prior to the meeting, provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the first day on which either such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (y) the class and number of shares of the corporation which are beneficially owned by the shareholder and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 2.10 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

      SECTION 3.01.     General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

      SECTION 3.02.     Number, Classification and Term of Office. The management of the business and the affairs of the corporation shall be vested in a Board of Directors, whose members need not be shareholders. The number of directors shall be no less than three (3) nor more than six (6) and shall be established by resolution of the Board of Directors. The number of directors may be increased above six (6) or decreased below three (3) from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of the corporation’s outstanding capital stock entitled to vote.

      The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director’s successor, or until such director’s earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors’ earlier resignation, death, or removal from office.

      SECTION 3.03.     Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

      SECTION 3.04.     Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four (24) hours’ notice, or by any other director by giving at least five days’ notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

      SECTION 3.05.     Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

      SECTION 3.06.     Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

      SECTION 3.07.     Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

      SECTION 3.08.     Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

      SECTION 3.09.     Vacancies; Newly Created Directorship. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except in compliance with the Articles of Incorporation. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal in compliance with the Articles of Incorporation, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of such director’s predecessor expires and until such director’s successor shall have been duly elected and qualified.

      SECTION 3.10.     Removal. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least eighty (80%) of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote on such removal. The Board of Directors of the corporation, by the affirmative vote of a majority of the directors then holding office may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes Section 302A.223, subdivision 2 (or similar provision of future law).

      SECTION 3.11.     Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

      A majority of the members of the committee present at a meeting is a quorum for the transaction of business.

      SECTION 3.12.     Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles of Incorporation provided otherwise and the action need not be approved by the shareholders.

      SECTION 3.13.     Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV

OFFICERS

      SECTION 4.01.     Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board of Directors), a Chief Executive Officer, a Chief Financial Officer, a Secretary (if one is elected by the Board of Directors) and such other officers and agents as may, from time to time, be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

      SECTION 4.02.     Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chief Executive Officer, Chief Financial Officer, and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. Officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

      SECTION 4.03.     Removal and Vacancies. Any officer may be removed from his/her office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

      SECTION 4.04.     Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

      SECTION 4.05.     Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he/she shall preside at all meetings of the shareholders and directors. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect. He/she shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the Board of Directors to some other officer or agent of the corporation. He/she shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the Chief Executive Officer. He/she shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

      SECTION 4.06.     Vice President. Each Vice President, if one or more are elected, shall have such powers and perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, Vice Presidents shall succeed to this power and duties in the order designated by the Board of Directors.

      SECTION 4.07.     Secretary. The Secretary, if one is elected, shall give proper notice of meetings of shareholders and directors. He/she shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.

      SECTION 4.08.     Chief Financial Officer. The Chief Financial Officer shall keep accurate financial records for the corporation. He/she shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate. He/she shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He/she shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He/she shall render to the Chief Executive Officer and the directors, whenever requested, an account of all his/her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.

      SECTION 4.09.     Compensation. The officers of the corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

ARTICLE V

SHARES AND THEIR TRANSFER

      SECTION 5.01.     Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chief Executive Officer, and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signature of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

      SECTION 5.02.     Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allocated except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

      SECTION 5.03.     Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

      SECTION 5.04.     Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI

DIVIDENDS; RECORD DATE

      SECTION 6.01.     Dividends. Subject to the provisions of the Articles of Incorporation, these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, is deemed advisable.

      SECTION 6.02.     Record Date. Subject to any provision of the Articles of Incorporation, the Board of Directors may fix a date not exceeding one hundred-twenty (120) days preceding the date fixed for the payment of any dividend to the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VII

BOOKS AND RECORDS; FISCAL YEAR

      SECTION 7.01.     Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board of Directors:

(1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

(2) a record of the dates on which certificates or transaction statements representing shares were issued.

      SECTION 7.02.     Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

(1) records of all proceedings of shareholders for the last three years;

(2) records of all proceedings of the Board of Directors for the last three years;

(3) its Articles of Incorporation and all amendments or amendments and restatements currently in effect;

(4) these Bylaws and all amendments currently in effect;

(5) financial statements required by Minnesota Statutes Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

(6) reports made to shareholders generally within the last three years;

(7) a statement of the names and usual business addresses of its directors and principal officers;

(8) any shareholder voting or control agreements of which the corporation is aware; and

(9) such other records and books of account as shall be necessary and appropriate to the conduct of the corporation’s business.

      SECTION 7.03.     Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII

LOANS, GUARANTEES, SURETYSHIP

      The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

(1) is in the usual and regular course of business of the corporation;

(2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest; an organization with which the corporation has a business relationship; or an organization with which the corporation has the power to make donations;

(3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation; or

(4) has been approved by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares.

      The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in such manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.

ARTICLE IX

INDEMNIFICATION OF CERTAIN PERSONS

      SECTION 9.01.     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved, as a non-party witness or otherwise, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a proceeding by or in the right of the corporation (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Minnesota Statutes Chapter 302A, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), by common law or by administrative or judicial interpretation, against all expense, liability and loss (including attorneys’ fees, expert witness fees, bonds prospective or retroactive, insurance premiums or costs, out-of-pocket expenses related to a proceeding, judgments, fines, including without limitation, excise taxes or penalties assessed against such person with respect to any employee benefit plan, or amounts paid or to be paid in settlement, including any interest payable thereon) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.02 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of the final disposition of a proceeding shall be made only upon (i) delivery to the corporation of a written affirmation, by the person seeking such payment in advance, of a good faith belief that the criteria for indemnification set forth in the Minnesota Statutes Chapter 302A have been satisfied, (ii) a determination that the facts then known to those making the determination would not preclude indemnification under Minnesota Statutes Chapter 302A or these Bylaws, and (iii) delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. Such written undertaking to repay shall be a general obligation of the person making it, shall not be secured, and shall be accepted without reference to financial ability to make the repayment. The corporation may, by action of its Board of Directors, provide indemnification to other classes of employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      SECTION 9.02.     Right of Claimant to Bring Suit. If a claim under Section 9.01 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, whether or not the claimant is successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its normal disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under Minnesota Statutes Chapter 302A for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Committee for the Board of Directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because claimant met the applicable standard of conduct set forth in the Minnesota Statutes Chapter 302A, nor an act or determination by the corporation (including its Board of Directors, Committee of the Board of Directors, special legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 9.03.     Non-Exclusivity of Rights. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law or administrative or judicial interpretation, provisions of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

      SECTION 9.04.     Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Minnesota Statutes Chapter 302A.

      SECTION 9.05.     Indemnification Agreements. The corporation shall enter into agreements with its directors further providing the terms and conditions of their indemnification.

      SECTION 9.06.     Amendments Limited. Any amendment to this Article IX shall only apply prospectively and shall in no way affect the corporation’s obligations to indemnify and make advances pursuant to Minnesota Statutes Chapter 302A, this Article IX, or any contract of the corporation for actions or events which occurred before such amendment.

ARTICLE X

AMENDMENTS

      The Board of Directors is expressly authorized to make bylaws of the corporation and from time to time to adopt, amend or repeal bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose; provided, however, that (a) no amendment concerning change of time or place for election of directors shall be adopted within sixty (60) days next before the day on which such election is to be held, and in the case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to the last known post office address at least twenty (20) days before the election is held, and (b) any alteration or amendment either (i) fixing the number of directors or their classifications, qualifications or terms of office, (ii) containing procedures for removing directors or filling vacancies in the Board of Directors, or (iii) amending any provision of this Article X , shall require the affirmative vote of at least eighty percent (80%) of the voting power of the corporation entitled to vote thereon.

ARTICLE XI

SECURITIES OF OTHER CORPORATIONS

      SECTION 11.01.     Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of the corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the Chief Executive Officer or any other person.

      SECTION 11.02     Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE XII

CONTROL SHARE ACT

      The provisions of Minnesota Statutes Section 302A.671 shall not apply to control share acquisitions of shares of the corporation.

HEI, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, February 20, 2002
3:00 p.m., CST
The Planets
50th Floor, IDS Center
80 South Eighth Street
Minneapolis, Minnesota

HEI, Inc. P.O. Box 500 1495 Steiger Lake Lane Victoria, Minnesota 55386	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 20, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint David W. Ortlieb, Mack V. Traynor, III, Steve E. Tondera, Jr., Edwin W. Finch, III, and Anthony J. Fant, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 David W. Ortlieb 02 Mack V. Traynor, III 03 Steve E. Tondera, Jr.	04 Edwin W. Finch, III 05 Anthony J. Fant	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominees(s) in the box provided to the right

2.	Amendment and restatement of the Articles of Incorporation and Bylaws to classify the Board and modify the removal requirements for Directors.	For	Against	Abstain

3.	Proposal to approve an increase in the number of shares available in the Company’s 1998 Employees Stock Option Plan from 1,000,000 million to 1,300,000 million shares.	For	Against	Abstain

4.	Upon such other business as may properly come before the meeting or any adjournments thereof.	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	Date ___________________________

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should provide full name of corporation and title of authorized officer signing the proxy.